Exhibit 5.1 Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com August 31, 2026 Re: Two Allegheny Center Nova Tower 2 Pittsburgh, Pennsylvania 15212 Ladies and Gentlemen: Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) 56,545,954 shares of common stock, par value $0.0001 per share (“Common Stock” and, such shares, the “Underlying Shares”), consisting of (i) 39,149,080 shares of Common Stock issuable upon the exercise of 30,026,658 warrants (the “Frontier Warrants”) issued to Frontier Power USA Parent, LLC, a Delaware limited liability company (“Frontier”) pursuant to a contribution and warrants issuance agreement, dated as of August 4, 2026 (the “Contribution Agreement”) and exchange rights (the “Exchange Rights”) to exchange 50,000,000 Class C Units of Frontier held by HBC MSF Capital Solutions Blocker II, LLC, an affiliate of Hudson Bay Capital Management LP (“HBC”) for up to 9,122,422 shares of Common Stock pursuant to the exchange agreement, dated as of August 4, 2026, by and among us, HBC and Frontier (the “Exchange Agreement”), (ii) 1,159,110 shares of Common Stock issuable upon the exercise of the warrant (the “Purchase Agreement Warrant”) pursuant to the securities purchase agreement dated June 21, 2024, by and between the Company and CM Denali Equity Holdings, LP (the “Purchase Agreement”) and (iii) 16,237,764 shares of Common Stock issuable upon the conversion of Series B Preferred Stock (the “Preferred Stock”) of the Company. The Frontier Warrants are governed by that certain warrant agreement (the “Frontier Warrant Agreement” and together with the Exchange Agreement and the Purchase Agreement, the “Agreements”), dated August 3, 2026, by and between the Company and Continental Stock Transfer & Trust Company. The Exchange Rights are governed by the Exchange Agreement. The Purchase Agreement Warrant is governed by that certain warrant which is set out as Exhibit C of the Purchase Agreement. The Preferred Stock is governed by that certain certificate of designation which is set out as Exhibit B of the Purchase Agreement. We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion: 1. The Underlying Shares, when issued upon exercise by holders of the Frontier Warrants, Exchange Rights and/or Purchase Agreement Warrant and/or upon the conversion by holders of Preferred Stock and delivered against payment therefor in accordance with the terms and conditions of the Agreements, as applicable, will be validly issued, fully paid and non-assessable. In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Underlying Shares, (i) the Company shall remain, validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Registration Statement shall become effective and such effectiveness shall not have been terminated or rescinded; and (iii) each of the Agreements is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company); and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company, the Agreements or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Agreements or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Very truly yours, /s/ Davis Polk & Wardwell LLP